INDEPENDENT AUDITORS' CONSENT

Securities and Exchange Commission
Washington, DC

We consent to the use in this Registration Statement of Alton Ventures, Inc. on Form SB-2, Amendment #3, of our report dated July 30, 2004, appearing in the Prospectus.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Cordovano & Honeck P.C.

Cordovano & Honeck P.C.
Denver, Colorado
December 17, 2004